Exhibit 10.1

GEMSTONE PROCESSING AGREEMENT

This Gemstone Processing Agreement (the “Agreement”) is entered into as of by and between International Isotopes Inc., a Texas corporation (“I3”) with offices at 4137 Commerce Circle, Idaho Falls, ID 83401, and Quali-Tech, Inc. (“QTI”) a Missouri corporation with offices at 6200 Arrowhead Lake Dr., Columbia, MO 65203.

WITNESSETH

WHEREAS, I3 desires to act as a contractor to Process Gemstones; and

WHEREAS, QTI desires to engage I3 as a contractor for these services; and

WHEREAS, the parties desire to set forth the terms under which I3 will Process Gemstones for QTI;

NOW, THEREFORE, in consideration of the foregoing promises and agreements set forth herein the parties agree as follows:

ARTICLE I - DEFINITIONS

1.1

Definitions.

“Affiliate” of a Party means any corporation or other business entity controlled by, controlling or under common control with such Party.  For this purpose, “control” means direct or indirect beneficial ownership of thirty-five percent (35%) or more of the voting and income interest in such corporation or other business entity.

“By-Product Material” means any radioactive material (except special nuclear material) yielded in or made radioactive by exposure to the radiation incident to the process of producing or utilizing special nuclear material. (10 CFR 30.4).

“Effective Date” means the date this Agreement is entered into, as indicated in the first paragraph of this Agreement.

“Exempt Material” means items or material in which the concentration of By-Product Material does not exceed the concentrations listed in Schedule A, Exempt Concentrations, of 10 CFR 30.70 and if a combination of isotopes are present, the sum of the ratios of these isotopes, when compared to the Schedule A limits, does not exceed 1.

“Inventions” has the meaning as set forth in Section 10.2(a).

“Facility” means that portion of I3’s facility that will be dedicated to provide the processing services described in this Agreement.

“Gemstone” or “Gemstones” means primarily Topaz, but may include lesser quantities of other precious and semi-precious stones irradiated for color enhancement.

“Limited Processing” means only performing the measurements necessary for the release of Gemstones as Exempt Material and packaging Gemstones for shipment.  Limited processing does not include preparing Gemstones for irradiation or removing Gemstones from irradiation containers and cleaning.

“MURR” means the University of Missouri Research Reactor,

“Operation Qualification” means the program employed by I3 by which it is established that the equipment and systems used in the Process are capable of Processing gemstones that consistently meet the Requirements, providing proper care and maintenance of irradiation containers, and meeting the Quality Acceptance requirements of MURR for irradiation of materials provided by QTI.

“Performance Qualification” means the program by which it is established that the Process, and all equipment and systems associated therewith, are effective and reproducible.

“Processing,” “Process,” and “Processed” shall have comparable meanings and mean the act of handling, sealing into irradiation containers, delivering to and picking up from MURR, removing from irradiation containers, storing, transporting, analyzing, releasing, and packaging for final shipment all Gemstones in accordance with the Release Specifications, the Requirements, and any other applicable federal, state and local laws and regulations for the handling, release and export of irradiated Gemstones.

“Process Validation” means the defined set of procedures, materials, and controls which provide a high degree of assurance that the Process will consistently produce Gemstones that meet all Specifications and other quality criteria and attributes as mutually agreed upon by the parties and as set forth in the applicable I3 Process Validation protocol.

“Proprietary Information” means all information concerning a party (the “Disclosing Party”) which is furnished to or created by (such as notes, analysis, compilations, studies, interpretations or other documents) the other party or its directors, officers, employees, agents, advisors or Affiliates (collectively, the “Receiving Party”) as a result of entering into this Agreement and in furtherance hereof.

“Service Order” means the written or electronic document sent by QTI from time to time to I3 that sets forth the pack code, quantity of Gemstones, irradiation hours, and priority for Processing.

“Quality Control Tests” means the analytical testing of Gemstones attributes performed by I3 according to the test methods specified by the Requirements, to determine whether a given lot of Gemstones meet Release Specifications.

“Release Specifications” means, the set of analytical tests, methods, and acceptance criteria required to determine Gemstones radio analytical attributes that must be met in order to prove that the Gemstones meet the applicable international or domestic standards for “Exempt Material”.  Release Specifications may be amended from time to time by written agreement of the parties and as dictated by applicable laws and regulations.

“Requirements” means those Release Specifications, Process parameters, and other governmental requirements relating to the measurement of gemstones and their classification as radioactive or Exempt material which may be revised from time to time upon written agreement of the parties and as dictated by applicable laws and regulations.  Upon such revision, I3 shall implement any modified documents and/or procedures pertinent to the revised Requirements as quickly as practically possible.  Should the revision to the Requirements have a material effect on the cost of processing the Product, the parties agree to meet and negotiate in good faith any price changes for the gemstone services.

“Services” has the same meaning as Processes.

“Standard Operating Procedures” (“SOPs”) means I3’s internal written standard operating procedures, controlled by I3’s quality assurance unit, governing all aspects of Processing Gemstones.

“Waste” means all (a) irradiated non-Gemstones, (b) damaged irradiation canisters and their components, and (c) waste relating to I3’s Processing of Gemstones.

ARTICLE II - PROCESS AND SUPPLY

2.1

Contract Processing.

I3 shall act as a contract processor of Gemstones in accordance with the terms of this Agreement.  There shall be no joint venture or other partnership relationship established between I3 and QTI.  In that regard, neither party shall represent to any other person or entity, including without limitation any governmental entity, that the relationship between the parties extends in any way beyond the express provisions of this Agreement.

2.2

Exclusivity.

I3 shall Process Gemstones exclusively for QTI and no other party for the term of this Agreement and for two years beyond the termination date

2.3

Right of First Refusal.

QTI shall give I3 the right of first refusal for Processing of any new Gemstone for QTI provided that Processing involves the use of typical Topaz irradiation containers and includes irradiation at MURR.  If I3 declines to provide Processing or Limited Processing of the new Gemstone, QTI may enter into an agreement with a third party but such offer may not be on terms that are more favorable to the third party than offered to I3.

2.4

Process and Supply of Gemstones

(a)

General.  I3 shall (i) Process the Gemstones in strict conformity with the Requirements and all other applicable laws, rules and regulations, (ii) maintain all documentation and quality control records regarding the Gemstones measurements and (iii) shall distribute the Gemstones as directed by QTI and in accordance with the terms of this Agreement.

(b)

Site of Processing; Subcontracting.  I3 will Process the Gemstones at its own facilities and I3 shall remain responsible to QTI for the Processing of such Gemstones.

(c)

Approval of Processing Changes.  I3 agrees that no changes will be made that will affect rate of Processing, ability to irradiate in MURR, or impact the Gemstones appearance without QTI’s prior written approval.  Subsequent to such approval from QTI, I3 may then make such approved changes, so long as, in any event (i) such changes are permitted by MURR, applicable governmental regulations, and the terms of any licenses, registrations, authorizations or approvals previously granted by the applicable governmental entity with respect to the Gemstone Processing and (ii) QTI receives copies of all documentation relating to such approved changes.

2.5

Orders and Fulfillment.

(a)

QTI shall deliver to I3 written or electronic Service Orders for the Gemstones that QTI desires to have Processed.  Each Service Order shall specify the, pack code, quantity of Gemstones, irradiation hours, and priority for Processing.  After Gemstones have been verified to meet Requirements they will be shipped in such manner, and to such location, as directed by QTI.  Gemstones will be measured for radioactivity as soon as practical after their return from MURR and shipped to the address specified by QTI on the date the Gemstones are determined, by analysis, to meet the Requirements for release as Exempt Material.

(b)

Notice of Inability to Fulfill.  I3 shall notify QTI by telephone and in writing if I3 acquires any information that I3 will not be able to fulfill any Processing request I3 shall promptly notify QTI by telephone and in writing of any other Processing issues that may adversely affect the regulatory status of the Gemstones or the ability of I3 to Process Gemstones in accordance with this Agreement..

2.6

Compliance with Law; Handling of Gemstones

While the Gemstones are in its possession or under its control, I3 shall be responsible for complying with all applicable federal, state and local governmental statutory and regulatory requirements, including Environmental Protection Agency (EPA), Nuclear Regulatory Commission (NRC), Department of Transportation (DOT), International Air Transport Association (IATA), and Occupational Safety and Health Administration (OSHA) laws relating to the handling, storage, labeling, packaging for transport, and preparation for shipment of the Gemstones and shall be solely responsible for determining how to carryout those obligations.

2.7

Testing and Documentation.

I3 shall certify in writing that each pack of Gemstones was Processed and tested in compliance with (i) the Requirements, (ii) all applicable regulatory documents, and (iii) in accordance with procedures agreed between I3 and QTI.  The test and analysis provided in the Requirements and the written certification referenced therein may be amended from time to time with the mutual consent of the parties.  Such consent shall be set forth in writing.

2.8

Storage Following Processing

QTI will provide shipping instructions for each pack when the Gemstones have been verified as ready for release.  Should QTI require Gemstones be stored after their release date I3 will be responsible for storing up to three million carats of Gemstone.

2.9

Waste Disposal.

I3 shall be responsible for the treatment and/or disposal of all radioactive Waste generated at I3 during the Gemstone Processing in accordance with established federal, state and local environmental and OSHA laws and regulations, and the maintenance of records related thereto.

2.10

Technical Aspects.

QTI and its employees or consultants shall be responsible for developing all technology related to the irradiation of the Gemstones hereunder.  QTI will be solely responsible for all compensation and benefits for those employees and/or consultants.

ARTICLE III - RAW MATERIALS

I3 shall be free to purchase such raw materials that are necessary to Process, package and ship the Gemstones from any reasonably acceptable third party supplier.  QTI shall be responsible for providing the type and amount of all Gemstones necessary to fulfill all Service Orders, the cost of which shall be covered by QTI.  Accordingly, I3 shall not be responsible for paying suppliers directly or reimbursing QTI for the cost of obtaining Gemstones or any costs associated with the Gemstones before or after the Processing services provided by I3.

ARTICLE IV - COSTS AND CHARGES

4.1

Processing Costs

All costs associated with the normal operation of the Gemstone Processing shall be born by I3.  All Gemstone Processing equipment provided by MURR to QTI shall belong to QTI, however, I3 shall be responsible for maintaining this equipment in good working order and replacing if damaged through other than normal wear and tear.  During the course of this Agreement all replacement equipment costs (with exception of irradiation containers) will normally be the responsibility of I3.  All purchased materials will remain under the ownership of the purchasing party.

4.2

Irradiation Containers

QTI will maintain ownership of all irradiation containers.  QTI shall have irradiation containers fabricated as required to support Service Orders, meet contract projected volumes, and allow for replacement of containers damaged through normal wear and tear.  I3 shall be responsible for the proper care and maintenance of the irradiation containers and shall report to QTI when container replacements are required.  I3 is responsible for the cost of repair of replacements for any irradiation containers damaged through the company’s negligence, neglect, or failure to comply with the Operation Qualifications documents.

4.3

Service Charges

(a)

The I3 Processing Charge will be $0.046 per carat for all topaz initially received by I3 prior to March 1, 2004 and $0.03 per carat for all topaz received after March 1, 2004.

(b)

Effective March 1, 2004, QTI will make a best effort to supply a minimum of 1 million carats per month for Processing.

ARTICLE V - PROCESSING COSTS INVOICE AND PAYMENT

5.1

Shipping Charges.

I3 shall arrange for the shipping of all Gemstones after Processing.  QTI shall be responsible for the payment, or for providing a third party billing account information for all shipping charges of released material (including, without limitation, freight, carrier handling, insurance, customs, duties and all other transportation related items) associated with such shipments.  I3 is responsible for payment of all shipping costs of Gemstones in irradiation containers between the I3 facility and MURR

5.2

Invoices.

(a)

I3 shall invoice QTI weekly for all Gemstones Processed, and released for shipment during the proceeding week I3 shall reference the applicable pack codes on all invoices.

(b)

Invoices shall be payable to I3 30 days net.

ARTICLE VI - DELIVERY

6.1

Delivery.

All Gemstones supplied by QTI hereunder shall be delivered FOB to the I3 place of Processing.  I3 shall be responsible for properly packaging all Gemstones it ships and for preparing the shipping labels according to QTI instructions.

6.2

Packaging and Shipping Materials.

I3 will provide all packaging and shipping materials associated with the shipment of the Gemstones during and upon completion of Processing.

ARTICLE VII - REPRESENTATIONS AND WARRANTIES

7.1

Process Facility

I3 represents that I3 will maintain I3’s Gemstone Processing Facility according to the Requirements and all applicable laws and regulations with a capability of processing up to 3 million carats per month of topaz and a smaller amount of other Gemstones for research and development.

7.2

Processing Requirements

(a)

I3 extends to QTI the following warranty:  All Gemstones that I3 charges QTI for Processing or Limited Processing shall be in strict accordance with (i) the Requirements, (ii) all federal, state and local laws, statutes, regulations or other requirements relating thereto and applicable to the intended use of such Gemstone, and (iii) MURR requirements for Gemstone irradiation.

(b)

I3 shall load Gemstones into irradiation containers per QTI Services Orders and have these containers delivered to MURR as needed.

(c)

I3 shall keep documentation of the irradiation containers shipped to MURR for irradiation.

(d)

I3 shall provide MURR the necessary documentation to completely describe the contents of each container and to certify that such container has been assembled and inspected in accordance with the Requirements.

7.3

Records Relating to Waste Disposal

I3 represents that it shall obtain and maintain all waste generator licenses, disposal manifests, and other records in accordance with applicable federal, state, and local laws and regulations.

7.4

Changes to Gemstones and Process

I3 represents that it shall not implement any changes, material or otherwise, relating to the Gemstone Process, or their Requirements (including Gemstone Specifications), without QTI’s prior written approval of such change.  A change is defined as any variation in the written procedures currently in place that (i) impacts the regulatory commitments for the Gemstone, (ii) may require revalidation by MURR, or (iii) would necessarily result in changing, altering or modifying the Requirements, test methods, sampling procedures, or qualification procedures related to Processing Gemstones.

7.5

Changes and Written Authorization

Changes, extensions, or other modifications to this Agreement may be made by mutual agreement at any time during the period of performance hereof.  Changes to this Agreement will be executed only by individual(s) authorized by the respective parties to make such changes.  Any such changes will be in writing and will take the form of a fully executed modification to this Agreement.

7.6

Safety Procedures

I3 represents that it has sole responsibility for adopting and enforcing safety procedures for the handling and production of the Gemstones at the Processing Facility that comply in all material respects with all federal, state and local environmental and occupational safety and health requirements.

7.7

Limitations on Warranties

(a)

Except as otherwise expressly set forth in this Agreement, I3 makes no representations and extends no warranties of any kind, either express or implied, including any express or implied warranties of merchantability or fitness for a particular purpose.

(b)

Except as otherwise expressly set forth in this Agreement, QTI makes no representations and extends no warranties of any kind.

7.8

Limitation on Liability

Other than as expressly set forth in this Agreement, neither party shall be liable to the other for direct, indirect, special, incidental, or consequential damages (including loss of profits) whether based on contract, tort, or any other legal theory.

ARTICLE VIII - PERMITS; RECORDS AND AUDITS

8.1

Licenses and Permits

I3 shall be responsible, in coordination with QTI, for obtaining and maintaining all necessary licenses, registrations, authorizations, and approvals, to possess By-Product Material and process the Gemstones for release as Exempt Material.

8.2

Operational Records

I3 shall maintain records necessary to evidence compliance with all applicable governmental laws, regulations and other requirements relating to the Processing of the Gemstones.  I3 may also retain records with respect to its obligations and performance under this Agreement.  I3 shall also maintain ongoing detailed and complete records relating to (a) Service Orders received, (b) raw materials purchased and stored, (c) Gemstones processed, (d) manufacturing steps and processes, (e) quality assurance and quality control procedures for the Gemstones, (f) qualification reports, (g) shipment of the Gemstones (h) disposal of Waste, and the like.  I3 will provide reasonable access thereto to QTI from time to time upon QTI’s reasonable request.

8.3

Governmental Records and Audits

Records and Audits.  I3 will cooperate with QTI as requested by QTI thereby in obtaining and maintaining all regulatory approvals necessary to enable QTI and QTI’s customers to use the Gemstones as intended under this Agreement.  I3 shall provide QTI with copies of all documents, reports or communications received from any federal, state or local governmental authorities that relate in any way to I3’s Processing and/or storing the Gemstones and all I3 documents responding thereto.

8.4

Inspections

(a)

If QTI is required by any governmental authority to have inspected or approved the site of manufacturing or storing the Gemstones or any raw materials related thereto, I3 shall permit officials of the governmental authority, including representatives of MURR, to inspect the facility where the Gemstones are Processed or stored.

(b)

I3 shall permit employees and/or representatives of QTI to be present in the Processing Facility during normal business hours in order to determine whether the Gemstones are being Processed (including receiving, sampling, analyzing, handling, packaging and labeling) and shipped, and Waste is being disposed of, in conformity with the terms of this Agreement.  QTI acknowledges that its employees and/or representatives may be required to first execute I3‘s confidentiality agreements and to complete all necessary I3 training and shall at all times comply with I3’s established health and safety procedures.

ARTICLE IX - REGULATORY MATTERS

9.1

New Regulatory Requirements

Each party shall promptly notify the other of new or amended regulatory requirements of which it becomes aware that are relevant to the Processing of the Gemstones under this Agreement and that are required by any governmental entity or other applicable laws or governmental regulations, and shall confer with each other with respect to the best means to comply with such requirements.

ARTICLE X - CONFIDENTIALITY; OWNERSHIP AND DISCLOSURES

10.1

Confidential Information

Except to the extent expressly authorized by this Agreement, during the Term of this Agreement and for two (2) years thereafter, neither Party shall:

(a)

disclose, publish, or make available any Proprietary Information disclosed to it by the other to any third party, including employees who do not need to know or have access to such Proprietary Information; or

(b)

sell, transfer, or otherwise use or exploit any such Proprietary Information disclosed to it by the other Party:  or

(c)

knowingly permit the sale, transfer, use or exploitation of a third party of any such Proprietary Information which may have been disclosed to such third party, including employees who do not need to know or have access to such Proprietary Information.

10.2

Ownership

(a)

Inventions.  QTI and I3 agree that each owns preexisting intellectual property rights related to the Gemstones Process and that all right, title and interest in all such prior intellectual property rights shall remain in the respective party (collectively these rights shall be called “Background Rights”).  I3 and QTI shall own jointly the intellectual rights in the inventions, improvements and discoveries (collectively, the “Joint Inventions”), if any, which are developed jointly by the parties associated with the Gemstones or the Process, including all rights to seek or obtain patent coverage for all or any part of the Gemstones Process.  The parties agree to work together in good faith to protect any such Joint Inventions, including the filing of any patent applications.  As co-owners of the Joint Inventions and any patents related thereto QTI and I3 shall each have full power and authority to exploit such Joint Inventions in any manner each deems appropriate, including the granting of licenses related thereto, and I3 and QTI each hereby consents to the other making any such license and agrees to execute any documents necessary to acknowledge such consent; provided, however, that neither party will allow any processor that competes directly with I3 or QTI to use the Joint Inventions, through license or otherwise, unless such use is approved by both QTI and I3.  In the event that either party elects not to participate equally in the cost of filing, prosecuting and maintaining in force patent applications or patents or other action to protect Joint Inventions, then the other party shall have the right, at its sole expense, to pursue such protection and shall be entitled to retain all right, title and interest in any resulting patents subject to the other party retaining an irrevocable, royalty free, nonexclusive license to use such Joint Inventions (a “Joint Invention License”).

(b)

Proprietary Information.  Each party’s respective Proprietary Information that is supplied to the other party to assist it in carrying out its obligations hereunder shall remain the property of the supplying party and shall be returned to such party upon termination of this Agreement.

10.3

Limitations; Disclosures

(a)

Limitations.  For purposes of this Agreement, the term Proprietary Information shall not include information which:

(i)

is in the public domain or becomes generally available to the public through no fault of either party; or

(ii)

the Receiving Party can show by documentary evidence was within its possession or control prior to its being furnished to the Receiving Party by or on behalf of the Disclosing Party pursuant hereto, free of any obligation of confidentiality; or

(iii)

the Receiving Party can show by documentary evidence came into its possession or control subsequent to the date of this Agreement from a third party free of any obligation of confidentiality; or

(iv)

was independently developed by the Receiving Party without the aid, application, or use of the Proprietary Information disclosed; or

(v)

is required to be disclosed by applicable law or order of any governmental authority of competent jurisdiction (provided, that in such event, the Receiving Party shall provide the other party with notice of such law or order and provide reasonable cooperation in connection with any attempt to challenge or limit the scope of such disclosure).

(b)

Disclosures.  During the Term of this Agreement, neither Party shall make any press release or other disclosure of the terms of this Agreement without the prior written consent of the other Party, except as required by a court of competent jurisdiction and pursuant to the disclosure requirements of federal or state regulatory agencies, including the Securities and Exchange Commission.  QTI and I3 shall jointly redact all Proprietary Information from this Agreement for filing with the Securities and Exchange Commission, and will jointly make a request for confidential treatment of such redactions.

ARTICLE XI - INDEMNIFICATIONS AND INSURANCE

11.1

Indemnification by QTI

QTI shall defend, indemnify, and hold harmless I3, its officers, agents, employees and Affiliates from any loss, claim, action, damage, expense or liability (including defense costs and reasonable attorneys’ fees) arising out of QTI’s (a) breach, violation or non-fulfillment of any of its covenants, agreements, representations or warranties under this Agreement, (b) handling, possession, or processing of the Gemstones, (c) negligent acts or omissions or willful misconduct, or (d) breach of any third party’s trade secret rights, except for and to the extent that such loss, claim, action, damage, expense or liability is based on, arises out of, or is due to I3’s (i) breach of any of its representations or warranties hereunder, (ii) negligent act or omission, (iii) willful misconduct, (iv) failure to Process the Gemstones according to the Requirements and any corresponding licenses, registrations, authorizations or approvals of any governmental entity, or (v) failure to process, handle, store, label, package, transport or ship the product in accordance with any applicable law, regulation or other requirements of any applicable governmental entity.

11.2

Indemnifications by I3.

I3 shall defend, indemnify, and hold harmless QTI, its officers, agents, employees and Affiliates from any loss, claim, action, damage, expense or liability (including defense costs and reasonable attorneys’ fees) arising out of or related to I3’s (a) breach, violation or non-fulfillment of any of its covenants, agreements, representations or warranties under this Agreement, (b) negligent acts or omissions or willful misconduct, (c) disposal of any Waste, (d) failure to Process the Gemstones in accordance with the Requirements, applicable laws or regulations, or any corresponding licenses, registrations, authorizations or approvals of any governmental entity (e) Processing, handling, storing, labeling, packaging or delivery of the Gemstones , or (f) breach of any third party’s trade secret rights, except for and to the extent that such loss, claim, action, damage, expense or liability is based on, arises out of, or is due to QTI’s (i) negligent act or omission or willful misconduct or (ii) breach of any of its warranties or representations hereunder.

11.3

Indemnification Notice Waiver

A party’s right to demand and receive indemnification pursuant to this Article X shall not be such party’s exclusive remedy, and the exercise by such party of its right to demand and receive information pursuant to this Article X shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise at law or equity.

11.4

Procedure

Each party agrees to give the indemnifying party (a) prompt notice of any claim or suit coming within the purview of the indemnities contained in this Article X, (b) all relevant facts in its possession or control, subject to the treatment of such information pursuant to Article X, (c) the right to exclusive control of the defense of any action (at their indemnifying party’s sole expense), and (d) its cooperation in the defense of any such action.  Notwithstanding the foregoing provisions, the party to be indemnified may retain independent counsel, at such party’s sole expense, to represent such party in any such action in conjunction with the legal counsel selected by the indemnifying party, provided such independent counsel does not interfere with the indemnifying party’s defense of any such action.

11.5

Insurance

(a)

Processing Facility Insurance.  I3 shall obtain and maintain in effect, with financially sound and reputable insurers, Property and General Commercial Insurance on the Processing Facility and contents of up to $2,000,000 per annum.  Such insurance shall name QTI as an additional insured.  I3 shall also maintain workers compensation insurance in effect for all employees associated with the Gemstone Processing operations.

(b)

Product Liability Claims.  Each party shall give the other prompt written notice of any injury alleged to have occurred as a result of the use of any Gemstones, specifying the time, place and circumstances thereof and the names and addresses of the persons involved.  Each party shall also forward promptly to the other copies of all papers received in respect of any matter arising out of the alleged injury.

ARTICLE XII - TERM AND TERMINATION

12.1

Term

Subject to each parties’ right to terminate this Agreement as set forth in this Article XII, the “Term” of this Agreement shall commence on the Effective Date and shall continue until either party gives a minimum of six months notice to the other that it does not intend to continue the contract.,

12.2

Termination by Either Party

Any election to terminate this Agreement shall be set forth in writing and signed by the terminating party, and then delivered to the non-terminating party by certified mail, returned receipt requested, addressed to the non-terminating party.

(a)

Either party may terminate this Agreement at any time after the happening of any of the following events; provided, however, that the party terminating this Agreement shall provide the other with written notice of such termination prior to the date thereof:

(1)

Either party breaching any of its agreements, covenants, representations or warranties as set forth in this Agreement and the breaching party fails to cure such breach within thirty (30) days of written notice thereof from the non-breaching party; or

(2)

Either party is declared insolvent or bankrupt by a court of competent jurisdiction, or a party is served with an involuntary petition against it as part of an insolvency proceeding and such petition is not dismissed within sixty (60) days after the filing thereof, or a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by a party, or a party makes or executes any assignment for the benefit of creditors, or a receiver is appointed to control the business of a party.

(b)

Either party may terminate this Agreement if they give a minimum of six months notice to the other party that it does not intend to continue the contract.  In this instance I3 will stop receiving Gemstones on the termination date but will continue to complete Processing Gemstones for the earlier of up to 24 months, or until all remaining Gemstones already received prior to termination have been Processed.

(c)

Either party may terminate this Agreement if the three-month monthly average of white topaz being initially received by I3 falls below 750,000 carats, either party will have the option of terminating this Agreement.  In the event this Agreement is terminated by either party because monthly receipts of material for Processing fall below the minimum specified, I3 will continue to receive and Process Gemstones for 60 days from the termination date and will Process Gemstones received prior to the termination date for the earlier of up to 26 months, or until all remaining Gemstones already received prior to termination have been Processed..

12.3

Closeout at Termination.

No later than thirty (30) days following the cessation of Processing, I3 shall ship all equipment and Gemstones belonging to or under the control of QTI to the address designated in writing by QTI.  QTI shall be responsible for the cost of packaging, documentation, and transporting the equipment and Gemstones.

ARTICLE XIII - FORCE MAJEURE

Neither Party hereto shall be liable to the other in damages for any delay or default in such Party’s performance hereunder if such delay or default is caused by conditions beyond such Party’s control including, but not limited to, delays by any governmental agency at no fault of a party, acts of God, war, insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, terrorism, flood or storm, labor disturbances including strikes or lockouts or epidemic (“Force Majeure”).  Each Party hereto agrees to promptly notify the other Party of any event of Force Majeure and to employ all reasonable efforts toward prompt resumption of its performance hereunder when possible if such performance is delayed or interrupted by reason of such event; provided, however, that either party may terminate this Agreement if the parties cannot fully resume performance hereunder within thirty (30) days of the happening of an event to Force Majeure.

ARTICLE XIV - MISCELLANEOUS

14.1

Agreement

This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

14.2

Governing Law; Attorneys Fees

This Agreement, and all matters relating hereto, shall be governed, construed and interpreted in accordance with the laws of the State of Missouri, without giving effect to principles of conflicts of law.  If party is reasonably required to initiate legal action to enforce this Agreement, the prevailing party in such legal action shall be entitled to recover its reasonable attorneys’ fees and costs from the other party.

14.3

Entire Agreement

This Agreement, along with each Purchase Order, contains the entire understanding of the parties hereto relating to the subject matter contained herein, supersedes all prior agreements, promises and understandings of the parties.  This Agreement may not be modified, amended or any provision waived except by unanimous written consent of the parties.

14.4

Notices

All notices, demands, requests and other communications shall be in writing or by written telecommunication, and shall be given when delivered personally to the addressee or, if mailed, by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, when delivered to the addresses specified on the signature pages of this Agreement.  Either party may from time to time change address, facsimile number or designated individual by notice to the other party.  Such notice, demand, request, and other communications shall be deemed to have been given as of the date so delivered or transmitted by facsimile (as long as the transmitting machine confirms successful transmission) or, if mailed, three (3) business days after the date so mailed, if sent by overnight courier service, one (1) business day after the date so sent.

14.5

Relationship of Parties

The parties are acting herein as independent contractors and independent employers.  Nothing herein contained shall create or be construed as creating a partnership, joint venture, join employer or agency relationship between the parties and no party shall have the authority to bind the other in any respect.  Neither party shall represent to any other person or entity, including without limitation any governmental entity, that the relationship between the parties extends in any way beyond the express provisions of this Agreement.

14.6

No Waiver

Any terms, covenants, or obligations of any party may be waived at any time in writing executed by the party or parties for whose benefit such terms exist.  The failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof.  No waiver in any one or more instances shall be deemed to be a further or continuing waiver of any other condition or any breach of any other terms, covenants or representations.

14.7

Severability

In the event that any provision of this Agreement shall be held invalid, illegal or unenforceable under applicable law such provision shall be made to conform to the law, and the remainder of this Agreement shall remain valid and enforceable, unless such invalidity, illegality or unenforceability substantially diminishes the rights and obligations, taken as a whole, of any party.

14.8

Agreement Approval

Each party hereby represents and warrants that all necessary corporate approvals for this Agreement have been obtained, and the person whose signature appears below has the authority necessary to execute this Agreement on behalf of the party indicated.

14.9

Captions

The captions in this Agreement are solely for convenience of reference and shall not be used for purposes of interpreting or construing the provisions hereof.

14.10

Non-Solicitation

During the term of this Agreement and for one (1) year thereafter, the parties agree not to solicit for employment each other’s employees except those employees who have been terminated or laid off by either party.

14.11

Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

14.12

Further Assurances

Each party agrees that it shall execute such further documents and perform such further acts as may be necessary to comply with the terms of this Agreement.

14.13

Intellectual Property

No trademark, trade name, logo, trade dress, copyright or license therein, or other intellectual property rights (collectively, “Intellectual Property”) are conveyed by this Agreement, and neither party shall have the right to use the other party’s Intellectual Property for any purpose whatsoever without prior written consent.

14.14

Pricing

All references to pricing in this Agreement shall be in terms of U.S. dollars.

14.15

Disputes

In the event of a good faith dispute regarding the interpretation of this Agreement, the parties agree they will endeavor to resolve such dispute amicably.  In the event a dispute cannot be resolved by the parties, then upon the written request of any party that includes a summary of the dispute, the Chief Executive Officers, or other senior executive officer, of each party shall promptly meet and endeavor to resolve the dispute through good-faith negotiations within thirty (30) days of their receipt of notice of the dispute.  If any dispute goes unresolved after following the foregoing procedures, either party may, subject to Section 14.2, commence arbitration in the proper forum.

14.16

Assignment

(a)

QTI.  QTI may not assign its rights and/or delegate its obligations under this Agreement to any third party without I3 prior written consent; provided, however, that QTI may assign its rights and/or delegate its obligations under this Agreement, without I3’s prior written consent, to a third party solely in connection with the sale, merger or transfer of substantially all of the assets to which this Agreement relates, provided such assignee or delegate agrees to be bound by the terms of this Agreement.

(b)

I3.  I3 may not assign its rights and/or delegate its obligations under this Agreement to any third party without QTI’s prior written consent; provided, however, that I3 may assign its rights and/or delegate its obligations under this Agreement, without QTI’s prior written consent, to a third party solely in connection with a sale, merger or transfer of substantially all of the assets to which this Agreement relates, provided that such third party agrees to be bound by the terms of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, effective on the date first set forth above.

INTERNATIONAL ISOTOPES IDAHO INC.		QUALI-TECH, INC.

Signature:	/s/ Steve Laflin	Signature:	/s/ D. M. Alger
Printed Name:	Steve Laflin	Printed Name:	D. M. Alger
Title:	President and CEO	Title:	President